Exhibit 10

         MERRILL LYNCH & CO., INC. DEFERRED UNIT AND STOCK UNIT PLAN FOR
                             NON-EMPLOYEE DIRECTORS

Article I - General

      Section 1.1 Purposes.

            The purposes of the Merrill Lynch & Co., Inc. Deferred Unit and Stock Unit Plan for Non-Employee Directors (the "Plan") are (a) to provide an incentive to highly qualified individuals to serve as Directors of Merrill Lynch & Co., Inc. ("ML & Co.") and (b) to further align the interests of Non-Employee Directors with the stockholders of ML & Co.

      Section 1.2 Definitions.

            For the purpose of the Plan, the following terms shall have the meanings indicated.

            "Account(s)" means a Participant's Mutual Fund Index Account and/or Deferred Unit/Stock Unit Account.

            "Account Balance(s)" means the Participant's Deferred Unit Account Balance, Deferred Stock Unit Account Balance and/or Mutual Fund Index Account Balance.

            "Administrator" means the Director of Human Resources of ML & Co., or his or her functional successor.

            "Affiliate" means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

            "Annual Meeting" means the Annual Meeting of Stockholders of ML &
      Co.

            "annuitized payments" has the meaning specified in Section 2.5(b).

            "Board of Directors" or "Board" shall mean the Board of Directors of ML & Co.

            "Business Day" shall mean any day on which the New York Stock Exchange is open for business.

            "Change in Control" means a change in control of ML & Co. of a nature that would be required to be reported in response to Item 6(e) of
      Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not ML & Co. is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

            (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, other than ML & Co.'s employee stock ownership plan, is or
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      becomes the "beneficial owner" (as defined in Rule 13d-3 of the General
      Rules and Regulations under the Exchange Act), directly or indirectly, of securities of ML & Co. representing 30% or more of the combined voting power of ML & Co.'s then outstanding securities entitled to vote in the election of directors of ML & Co.;

            (b) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board of Directors and any new Directors whose election by the Board of Directors or nomination for election by the stockholders of ML & Co. was approved by a vote of at least three quarters of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

            (c) all or substantially all of the assets of ML & Co. are liquidated or distributed.

            "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

            "Common Stock" means the Common Stock, par value $1.33 1/3 per share, of ML & Co. and a "share of Common Stock" shall mean one share of Common Stock together with, for so long as Rights are outstanding, one Right (whether trading with the Common Stock or separately).

            "Company" means ML & Co. and all of its Affiliates.

            "Current Market Value" per share of Common Stock for any date means the average of the Daily Market Prices of a share of Common Stock for each Business Day for which such Daily Market Prices are available during a period commencing on a date 21 consecutive Business Days prior to such date and ending on the second Business Day prior to such date.

            "Daily Market Price" of shares of Common Stock on any date means:
      (a) the mean of the high and low sales prices reported on the New York Stock Exchange--Composite Tape (or, if shares of Common Stock are not traded on the New York Stock Exchange, the mean of the high and low sales prices reported on any securities exchange or quotation service on which the shares of Common Stock are listed or traded) of such shares on the date in question, or (b) if shares of Common Stock are not then listed or admitted to trading on any securities exchange as to which reported sales prices are available, the mean of reported high bid and low asked prices on such date, as reported by a reputable quotation service, or by The Wall Street Journal, Eastern Edition or a newspaper of general circulation in the Borough of Manhattan, City and State of New York.

            "Deferred Stock Unit" means a unit representing ML & Co.'s obligation to deliver one share of Common Stock in accordance with the terms of the Plan.

            "Deferred Stock Unit Account Balance" means, with respect to a particular grant as of any date, the Deferred Stock Units credited to a Participant's Deferred Unit/Stock Unit Account, adjusted in accordance with Section 3.1 to reflect the addition of dividend equivalents and any changes in capitalization and adjusted for any payments to the Participant in respect of Deferred Stock Units.


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            "Deferred Unit" means a unit representing ML & Co.'s obligation to pay an amount in cash equal to the value of one share of Common Stock in accordance with the terms of the Plan.

            "Deferred Unit Account Balance" means, with respect to a particular grant as of any date, the Deferred Units credited to a Participant's Deferred Unit/Stock Unit Account, adjusted in accordance with Section 3.1 to reflect the addition of dividend equivalents and any changes in capitalization and adjusted for any payments to the Participant in respect of Deferred Units or optional deferrals into a Mutual Fund Index Account prior to that date.

            "Deferred Unit/Stock Unit Account" means the reserve account established on the books and records of ML & Co. to record a Participant's Deferred Unit Account Balance and Deferred Stock Unit Account Balance.

            "Determination Date" has the meaning specified in Section 2.5(b).

            "Director" means a member of the Board.

            "Disability" means any physical or mental condition that in the opinion of the Administrator renders a Director incapable of continuing to serve on the Board.

            "Early Separation" means ceasing to serve as a Director of ML & Co. prior to scheduled Retirement for any reason other than death or Disability.

            "End of Service Date" means the date on which a Participant ceases to serve as a Director for any reason.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Executive Committee" means the Executive Committee of the Board of Directors.

            "Holding Period" has the meaning specified in Section 2.3(a).

            "Initial Payment Date" has the meaning specified in Section 2.5(b).

            "Junior Preferred Stock" means ML & Co.'s Series A Junior Preferred Stock, par value $1.00 per share.

            "modified installment payments" has the meaning specified in Section 2.5(b).

            "Mutual Fund Index Account" means the reserve account established on the books and records of ML & Co. to record a Participant's Mutual Fund Index Account Balance.

            "Mutual Fund Index Account Balance" means, with respect to a particular grant as of any date, the deferred amounts, if any, credited to a Participant's Mutual Fund Index Account pursuant to Section 2.4(b), adjusted in accordance with Section 3.2 to reflect the performance of the Participant's Selected Mutual Fund Index Account Return Options and adjusted for any payments made from the Mutual Fund Index Account to the Participant prior to that date.


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            "Mutual Fund Index Account Return Options" means such Merrill Lynch mutual funds or other investment vehicles as the Administrator may from time to time designate for the purpose of indexing Mutual Fund Index Accounts hereunder. In the event a Mutual Fund Index Account Return Option ceases to exist or is no longer to be a Mutual Fund Index Account Return Option, the Administrator may designate a substitute Mutual Fund Index Account Return Option for such discontinued option.

            "Net Asset Value" means, with respect to each Mutual Fund Index Account Return Option that is a mutual fund or other commingled investment vehicle for which such values are determined in the normal course of business, the net asset value, on the date in question, of the Mutual Fund Index Account Return Option for which the value is to be determined.

            "Non-Employee Director" means a member of the Board who is not employed by ML & Co. or any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests or any successor thereto.

            "Participant" means each Non-Employee Director to whom a grant of Deferred Units or Deferred Stock Units has been made under the Plan.

            "Retirement" means ceasing to serve as a Director of ML & Co. on the date of the Annual Meeting next following the calendar year of such Director's seventieth birthday, or at such other time as may subsequently be established as the normal retirement date for Non-Employee Directors.

            "Retirement Annual Meeting" means, with respect to any Retiring Non-Employee Director, the Annual Meeting coincident with such Director's Retirement.

            "Retirement Fraction" means, with respect to any Retiring Non-Employee Director, a fraction whose numerator is the number of Annual Meetings (including the Retirement Annual Meeting) remaining until such Director's Retirement, and whose denominator is five.

            "Retiring Non-Employee Director" means a Non-Employee Director whose Retirement Annual Meeting will occur prior to, or will be the fifth Annual Meeting following, the effective date of any grant of Deferred Units or Deferred Stock Units to such Director.

            "Rights" means the Rights to Purchase Units of Series A Junior Preferred Stock, par value $1.00 per share, of ML & Co. issued pursuant to the Rights Agreement dated as of December 16, 1987 between ML & Co. and Manufacturers Hanover Trust Company, Rights Agent, as amended from time to time.

            "Selected Mutual Fund Index Account Return Option" means a Mutual Fund Index Account Return Option selected by a Participant in accordance with Section 3.2(a).

            "Tender Offer" means an offer to purchase all or a portion of the outstanding shares of Common Stock that is subject to Section 14D of the Exchange Act, provided that such offer, if consummated, would result in a Change in Control.


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      Section 1.3 Shares Subject to the Plan.

      (a) Reservation of Shares. The total number of shares of Common Stock that shall be reserved for issuance in payment of Deferred Stock Units under the Plan shall be 200,000, subject to adjustment for changes in capitalization of ML & Co. as provided in subparagraph (b) below. Shares of Common Stock issued under the Plan shall only be shares previously issued and reacquired by ML & Co. and held in its treasury.

      (b) Changes in Common Stock. If any change is made in the terms or provisions of the Common Stock (or the Rights of Junior Preferred Stock) subject to the Plan (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then appropriate adjustments shall be made to the maximum number of shares of Common Stock and Rights subject to and reserved under the Plan without any action by the Board of Directors.

Article II - Deferred Units and Deferred Stock Units; Optional Deferral of
Payment

      Section 2.1 Deferred Unit Grants.

      (a) Initial Grants. Each Non-Employee Director who is a member of the Board on the effective date of the Plan shall have a Deferred Unit/Stock Unit Account established in his or her name and be granted and have credited to such account as of the date this Plan becomes effective the number of Deferred Units obtained by dividing $50,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Unit; provided, however, that the dollar amount used to determine the grant to any Retiring Non-Employee Director shall be $50,000 multiplied by the Retirement Fraction applicable to such Retiring Non-Employee Director.

      (b) New Director Grants. Each person who becomes a Non-Employee Director after this Plan becomes effective shall, on the date when such person becomes a Non-Employee Director and without any action by the Board of Directors, have a Deferred Unit/Stock Unit Account established in his or her name and be granted and have credited to such account the number of Deferred Units obtained by dividing $50,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Unit; provided, however, that the dollar amount used to determine the grant to any Retiring Non-Employee Director shall be $50,000 multiplied by the Retirement Fraction applicable to such Retiring Non-Employee Director.

      (c) Subsequent Grants. Effective on the close of business on the first Business Day of the month next following the date of the fifth Annual Meeting following the grant of Deferred Units to a Non-Employee Director pursuant to
Section 2.1(a) or (b), as applicable, and, thereafter, effective on the date of the fifth Annual Meeting following the grant of Deferred Units to a Non-Employee Director pursuant to this Section 2.1 (c), any Director then serving as a Non-Employee Director shall, without any action by the Board of Directors, be granted and have credited to his or her Deferred Unit/Stock Unit Account on such date the number of Deferred Units obtained by dividing $50,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Unit; provided, however, that the dollar amount used to determine the grant to any Retiring Non-Employee Director shall be $50,000 multiplied by the Retirement Fraction applicable to such Retiring Non-Employee Director.


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      (d) Annual Grants. (i) Effective on the close of business on the first
Business Day of the month next following the date of each Annual Meeting any Director then serving as a Non-Employee Director shall, without any action by the Board of Directors, be granted and have credited to his or her Deferred Unit/Stock Unit Account on such date the number of Deferred Units obtained by dividing $10,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Unit. (ii) Each person who becomes a Non-Employee Director on a date other than the date of an Annual Meeting, shall, on the date when such person becomes a Non-Employee Director and without any action by the Board of Directors, have a Deferred Unit/Stock Unit Account established in his or her name and be granted and have credited to such account the number of Deferred Units obtained by dividing $10,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Unit.

      Section 2.2 Deferred Stock Unit Grants.

      In the event that ML & Co. determines to amend the Merrill Lynch & Co., Inc. Non-Employee Directors' Equity Plan (the "Equity Plan") to eliminate future grants thereunder, then, without any action by the Board of Directors, each Director serving as a Non-Employee Director on the effective dates set forth in
Section 2.2(a), (b) or (c) below, shall be granted and have credited to his or her Deferred Unit/Stock Unit Account the number of Deferred Stock Units obtained by dividing $50,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Stock Unit, effective as follows:

      (a) Continuing Director Initial Grants. For each Non-Employee Director who has received a grant under the Equity Plan, effective on the close of business on the first Business Day of the month next following the date of the Annual Meeting upon which such Director's grant under the Equity Plan becomes fully vested;

      (b) New Director Grants. For each Non-Employee Director who has not received a grant under the Equity Plan, effective on the date that such Director joins the Board of Directors; and

      (c) Subsequent Grants. For each Non-Employee Director who has received a grant of Deferred Stock Units under Section 2.2(a) or (b), effective on the close of business on the first Business Day of the month next following the date of the fifth Annual Meeting following the grant of Deferred Stock Units to a Non-Employee Director pursuant to Section 2.2(a) or (b), as applicable, and, thereafter, effective on the close of business on the date of the fifth Annual Meeting following the grant of Deferred Stock Units to a Non-Employee Director pursuant to this Section 2.2(c);

provided, however, that, in each case, the dollar amount used to determine the grant to any Retiring Non-Employee Director shall be $50,000 multiplied by the Retirement Fraction applicable to such Retiring Non-Employee Director.

      Section 2.3 Payment of Deferred Units and Deferred Stock Units.

      (a) Payment of Units Upon Expiration of Holding Period. Unless deferred at the option of the Participant in accordance with Section 2.4(a) hereof, the Deferred Unit Account Balance and Deferred Stock Unit Account Balance with respect to a particular grant will become


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payable upon the expiration of the holding period with respect to such grant
(the "Holding Period"), which shall expire on the earlier of: (i) the date of the fifth Annual Meeting following the date of such grant, and (ii) a Participant's End of Service Date. The Deferred Units will be paid in cash. The amount of such cash payment shall be determined by multiplying the number of Deferred Units to be paid by the Current Market Value per share of Common Stock for the last day of the month immediately preceding the month in which payment is to be made and rounding the result to the nearest whole cent. The Deferred Stock Units will be paid in shares of Common Stock. One share of Common Stock will be delivered for each Deferred Stock Unit to be paid, after rounding any fractional Deferred Stock Unit upwards to the nearest whole share.

      (b) Reduced Payment upon Early Separation. In the event of a Participant's Early Separation, the amount payable to such Participant pursuant to paragraph 2.3(a) with respect to grants made pursuant to Sections 2.1(a)-(c) and Section
2.2 hereof shall be reduced by multiplying the relevant Account Balance(s) by a fraction, the numerator of which shall be 1 plus the number of Annual Meetings that have occurred since the date of the relevant grant, and the denominator of which shall be 5 or, in the case of a Retiring Non-Employee Director, the number of Annual Meetings from the relevant grant date to and including the Retirement Annual Meeting. No such reduction shall be applied to any Account Balance(s) relating to grants whose Holding Periods have expired prior to the date of Early Separation.

      Section 2.4 Optional Deferral of Payment.

      (a) Optional Deferral of Payment. A Participant shall have the option to defer the payment of all or a portion of any Deferred Unit or Deferred Stock Unit grant upon the expiration of the relevant Holding Period for later payment in accordance with Section 2.5 by submitting to the Administrator or his or her designee such forms as the Administrator shall prescribe by no later than one year prior to the expiration of the relevant Holding Period. No such deferral election shall become effective if the Holding Period expires prior to the fifth Annual Meeting following the date of the relevant grant as a result of the Participant's Early Separation, death or Disability.

      (1) With respect to Deferred Units, a Participant may elect: (i) to have all or a portion of his or her Deferred Unit Account Balance retained as Deferred Units in his or her Deferred Unit/Stock Unit Account for payment at a later date, or (ii) to have all or a portion of his or her Deferred Unit Account Balance credited (either at the expiration of the Holding Period or upon some specified subsequent date) to a Mutual Fund Index Account in accordance with
Section 2.4(b).

      (2) With respect to Deferred Stock Units, a Participant may elect to have all or a portion of his or her Deferred Stock Unit Account Balance retained as Deferred Stock Units in his or her Deferred Unit/Stock Unit Account for payment at a later date.

      (b) Crediting to Mutual Fund Index Account. If a Participant elects, pursuant to Section 2.4(a), to defer all or a portion of his or her Deferred Unit Account Balance into a Mutual Fund Index Account, then, as soon as practicable (but in no event later than the end of the following month) after the expiration of the Holding Period applicable to such Participant's Deferred Unit grant, a Mutual Fund Index Account will be established in the Participant's name and will be credited with a dollar amount determined by multiplying the relevant number of Deferred Units by the Current Market Value per share of Common Stock on the last day of the month immediately preceding the month in which the Holding Period expires and rounding the result to the nearest


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whole cent. Mutual Fund Index Account Balances may not subsequently be converted to Deferred Units or Deferred Stock Units.

      (c) Irrevocability of Deferral Election. Except as provided in Sections 2.4(d) or (e) or Section 2.5, an election to defer the payment of all or a portion of a Participant's Deferred Unit Account Balance or Deferred Stock Unit Account Balance made pursuant to Section 2.4(a)(1) or (2) shall be irrevocable once submitted to the Administrator or his or her designee.

      (d) Rescission of Deferral Election Prior to the Expiration of the Holding Period. An optional deferral election may be rescinded at the request of the Participant only (i) prior to the expiration of the Holding Period with respect to any grant of Deferred Units or Deferred Stock Units, and (ii) if the Administrator, in his or her sole discretion and upon evidence of such basis that he or she finds persuasive (including a material applicable change in the Participant's U.S. Federal and/or foreign income tax rate during the period between the deferral election and the expiration of the Holding Period), agrees to the rescission of the election. In the event of a rescission under this
Section 2.4(d), no deferral will be effected under the Plan and the Participant will be paid the Deferred Units or Deferred Stock Units in accordance with
Section 2.4(a).

      (e) Rescission of Deferral Election Caused by an Adverse Tax Determination. Notwithstanding the provisions of Section 2.4(c), a deferral election may be rescinded at any time if (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his or her sole discretion, decides, upon the Participant's request and upon evidence of the occurrence of the events described in clause (i) hereof that he or she finds persuasive, to rescind the election. Upon such rescission, the relevant Account Balance(s) will be paid to the Participant as soon as practicable as provided herein.

      Section 2.5 Payment of Amounts Optionally Deferred.

      (a) Regular Payment Elections. A Participant's Account Balance(s) will be paid by ML & Co., as elected by the Participant at the time of his or her optional deferral election, either in a single payment to be made, or in the number of annual installment payments (not to exceed 15) chosen by the Participant to commence, (i) in the month following the month of the Participant's End of Service Date or death, (ii) in any month and year selected by the Participant after the scheduled expiration of the Holding Period (i.e., without taking into account the possibility of Early Separation, death or Disability) or (iii) in any month in the calendar year following the Participant's End of Service Date, but in no event may the date elected under clause (i), (ii) or (iii) result in the payment (in the case of a single payment) or commencement of payments (in the case of installment payments) later than the month following the Participant's 72nd birthday. The amount of each annual installment payment, if applicable, shall be determined by multiplying the Account Balance(s) as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made) and rounding the result to the nearest whole Deferred Unit, Deferred Stock Unit or cent, as the case may be.

      (b) Modified Installment Payments. In lieu of one of the regular payment elections provided for in Section 2.5(a), a Participant may elect to receive his or her Deferred Unit Account Balance or Mutual Fund Index Account Balance in at least 11 but no more than 15 annual


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installment payments ("modified installment payments"), such modified installment payments to commence on the last business day in March in the year following the Participant's End of Service Date (the "Initial Payment Date"). The modified installment payments shall be computed in accordance with the last sentence of Section 2.5(a) and will in all other respects be treated like regular installment payments under the Plan. By electing modified installment payments, the Participant agrees that at any time prior to the last day of February immediately preceding a Participant's Initial Payment Date (the "Determination Date"), ML & Co. shall have the right, without the consent of Participant or any beneficiary, to change the Participant's method of payment to 11 annuitized payments ("annuitized payments"), in the event that the Administrator, in his or her sole discretion, determines that such a change is necessary or appropriate in order to preserve the intended state tax benefits of the modified installment payments to the Participant or any beneficiary. In the event that the Administrator determines that annuitized payments shall be made, the amount of the annuitized payments will be determined by applying the Discount Rate, as defined below, to the value of the Deferred Unit Account Balance (determined as provided in Section 2.5(c)) or Mutual Fund Index Account Balance, as applicable, as of the Determination Date to create a stream of 11 equal annual payments. If annuitized payments are to be made, then the Deferred Unit Account Balance or Mutual Fund Index Account Balance, as applicable, shall cease to be adjusted pursuant to Article III as of the Determination Date and the Company's only obligation to the Participant shall be to make the annuitized payments when due. As used herein, Discount Rate shall mean ML & Co.'s then-applicable after-tax cost of borrowing and is defined as (A) x (B), where
(A) is equal to 1 minus ML & Co.'s then-effective tax rate, expressed as a decimal, and (B) is equal to the sum of: (i) the annual yield on the then-current 5-year U.S. Treasury Note, and (ii) a spread (which will not be less than 0.10%) indicative of ML & Co.'s borrowing cost for transactions of similar structure and average maturity to the annuity, as determined by ML & Co.

      (c) Form of Payment. Deferred Units payable pursuant to this Section 2.5 will be paid in cash. Except as otherwise provided in Section 2.5(b), the amount of any such cash payment shall be determined by multiplying the number of Deferred Units to be paid by the Current Market Value per share of Common Stock for the last day of the month immediately preceding the month in which payment is to be made and rounding the result to the nearest whole cent. Deferred Stock Units payable pursuant to this Section 2.5 will be paid in shares of Common Stock. One share of Common Stock will be delivered for each Deferred Stock Unit to be paid, after rounding any fractional Deferred Stock Unit upwards to the nearest whole share. Amounts deferred as Mutual Fund Index Account Balances will be paid in cash as provided in Section 2.5(a) or (b), whichever is applicable.

      (d) Death Prior to Payment. If the Participant dies prior to payment of any or all amounts optionally deferred, then the Account Balance(s) will be paid to the Participant's beneficiary in accordance with the Participant's election of either installment payments, modified installment payments or a single payment, provided, however, that, in the event that a beneficiary of the Participant's Account Balance(s) is the Participant's estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to Section 2.5(a), the applicable portion of the Account Balance(s) will be paid in a single payment to such beneficiary, and (ii) if the Participant has elected modified installment payments pursuant to Section 2.5(b), the applicable portion of the Account Balance(s) will continue to be paid as modified installment payments or annuitized payments, as the case may be, but only to a single person consisting of the administrator or executor of the Participant's estate or another person lawfully designated by the


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administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

      (e) Discretion to Alter Payment Date. Notwithstanding the other provisions of this Section 2.5, if the Participant ceases to be a Director for any reason, the Administrator may, in his or her sole discretion, direct that the Account Balance(s), except for any Deferred Unit Account Balance resulting from a grant pursuant to Section 2.1(a) (but not any subsequent optional deferral thereof), be paid at some other time or that it be paid in installments; provided, that no such direction that adversely affects the rights of the Participant or his or her beneficiary under this Plan shall be implemented without the consent of the affected Participant or beneficiary. This direction may be revoked by the Administrator at any time in his or her sole discretion.

      (f) Hardship Distributions. ML & Co. may pay to the Participant, on such terms and conditions as the Administrator may establish, such part or all of the Account Balance(s), except for any Deferred Unit Account Balance resulting from a grant pursuant to Section 2.1(a) (but not any subsequent optional deferral thereof), as the Administrator may, in his or her sole discretion based upon substantial evidence submitted by the Participant, determine necessary to alleviate hardship caused by an unanticipated emergency or necessity outside of the Participant's control affecting the Participant's personal or family affairs. Such payment will be made only at the Participant's written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his or her sole discretion. The balance of the Account(s), if any, will continue to be governed by the terms of this Plan. Hardship shall be deemed to exist only on account of expenses for medical care (described in Code Section 213(d)) of the Participant, the Participant's spouse or the Participant's dependents (described in Code Section 152); payment of unreimbursed tuition and related educational fees for the Participant, the Participant's spouse or the Participant's dependents; the need to prevent the Participant's eviction from, or foreclosure on, the Participant's principal residence; unreimbursed damages resulting from a natural disaster; or such other financial need deemed by the Administrator in his or her sole discretion to be immediate and substantial.

      Section 2.6 Beneficiary.

      (a) Designation of Beneficiary. The Participant may designate, in a writing delivered to the Administrator or his or her designee before the Participant's death, a beneficiary to receive payments under the Plan in the event of the Participant's death. The Participant may also designate a contingent beneficiary to receive payments under the Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant's beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

      (b) Change in Beneficiary. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his or her designee before the Participant's death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke such prior designations of the Participant's beneficiary or of the Participant's contingent beneficiary, as the case may be, under this Plan only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

      (c) Default Beneficiary. In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant's death under the ML & Co. pre-retirement death benefit for Non-Employee Directors, unless the rights to such benefit have been assigned, in which case any amounts payable to the Participant's beneficiary under the Plan will be paid to the Participant's estate.

      (d) If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant but before all the payments have been made, the portion of the Account Balance(s) to which that beneficiary was entitled will be paid as soon as practicable in a single payment to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated; provided, however, that if the beneficiary was receiving modified installment payments or annuitized payments pursuant to Section 2.5(b), the applicable portion of the Account Balance(s) will continue to be paid as modified installment payments or annuitized payments, as the case may be, but only to a single person consisting of the administrator or executor of the beneficiary's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

      Section 2.7 Domestic Relations Orders.

      Notwithstanding the Participant's elections hereunder, ML & Co. will pay to, or to the Participant for the benefit of, the Participant's spouse or former spouse the portion of the Participant's Account Balance(s) specified in a valid court order entered in a domestic relations proceeding involving the Participant's divorce or legal separation; provided that no portion of the Account Balance(s) that may be subject to reduction pursuant to Section 2.3(b) will be so distributed. Any such payment will be made net of any amounts the Company may be required to withhold under applicable federal, state or local law.

      Section 2.8 Withholding of Taxes.

      ML & Co. will deduct or withhold from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or require the Participant or the Participant's beneficiary to pay any amount, or the balance of any amount, required to be withheld.

Article III - Adjustment of Account(s)

      Section 3.1 Adjustment of Deferred Unit/Stock Unit Accounts.

      (a) Dividend Equivalents. Whenever a cash dividend is paid on a share of Common Stock, a Participant's Deferred Unit/Stock Unit Account will be adjusted by adding to the Deferred Unit Account Balance or Deferred Stock Unit Account Balance, as applicable, the number of Deferred Units or Deferred Stock Units determined by multiplying the per share amount of the cash dividend by the Deferred Unit Account Balance or Deferred Stock Unit Account Balance, as applicable, on the record date for the cash dividend, dividing the result by the price per share of Common Stock used for purposes of the reinvestment of such cash dividend in the Merrill Lynch &

Co., Inc. Dividend Reinvestment Program currently administered by Group Employee Services, or if at any time there is no Dividend Reinvestment Program, the Daily Market Price of a share of Common Stock on the date the cash dividend is paid, and rounding the result to the nearest 1/100th of a Deferred Unit or Deferred Stock Unit as the case may be (with .005 being rounded upwards); provided that, if a Participant's Deferred Unit Account Balance or Deferred Stock Unit Account Balance is reduced to zero in accordance with the Plan between the record date and the payment date for such cash dividend, then, in lieu of such adjustment to the Participant's Deferred Unit/Stock Unit Account, the dividend equivalent amount with respect to such record date will be determined by multiplying the per share amount of the cash dividend by the Deferred Unit Account Balance or Deferred Stock Unit Account Balance on the record date for the cash dividend and rounding the result to the nearest whole cent, which amount shall be applied as follows: (i) the amount relating to any Deferred Units or Deferred Stock Units, as the case may be, with respect to which distribution has been made to the Participant under the Plan shall be paid to the Participant in cash, and (ii) the amount relating to the portion, if any, of the Deferred Unit Account Balance that is credited to the Participant's Mutual Fund Index Account in accordance with the Plan shall be credited to such Mutual Fund Index Account, in each case, at the same time as such cash dividend is paid to the holders of the Common Stock.

      (b) Changes in Capitalization. Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock (or the Rights or Junior Preferred Stock) on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends), including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then appropriate adjustments shall be made, without any action by the Board of Directors, to the Deferred Units and Deferred Stock Units, as shall be necessary to maintain the proportionate interest of the Participants and to preserve, without increasing, the value of their Account Balance(s). In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

      Section 3.2 Adjustment of Mutual Fund Index Accounts; Mutual Fund Index
                  Account Return Options.

      (a) Selection of Mutual Fund Index Account Return Options. At the time of his or her optional deferral election pursuant to Section 2.4(a), the Participant must select one or more Mutual Fund Index Account Return Options and the percentage of the Participant's Mutual Fund Index Account to be adjusted to reflect the performance of each Selected Mutual Fund Index Account Return Option. A Participant may, by complying with such procedures as the Administrator may prescribe, including procedures specifying the frequency with respect to which such changes may be effected (but not more than twelve times in any calendar year), change the Selected Mutual Fund Index Account Return Options to be applicable with respect to his or her Mutual Fund Index Account.

      (b) Adjustment of Mutual Fund Index Accounts. While a Participant's Mutual Fund Index Account does not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Mutual Fund Index Account shall be adjusted to reflect the investment experience of the Participant's Selected Mutual Fund Index Account Return Options in the same manner as if investments in accordance with the Participant's elections had actually been made through the ML Benefit Services Platform and ML II Core Recordkeeping System, or any successor system used for keeping records of Participants' Mutual Fund Index Accounts (the "ML II System"). In adjusting Mutual Fund Index Accounts, the timing of receipt of Participant instructions by the ML II System shall control the timing and pricing of the notional investments in the Participant's Selected Mutual Fund Index Account Return Options in accordance with the rules of operation of the ML II System and its requirements for placing corresponding investment orders, as if orders to make corresponding investments were actually to be made, except that in connection with the crediting of deferred amounts to the Participant's Mutual Fund Index Account and distributions from the Mutual Fund Index Account, deferral allocation instructions shall be treated as if received by the ML II System prior to the close of transactions through the ML II System on the relevant day. Each Selected Mutual Fund Index Account Return Option shall be valued using the Net Asset Value of the Selected Mutual Fund Index Account Return Option as of the relevant day, provided, that, in valuing a Selected Mutual Fund Index Account Return Option for which a Net Asset Value is not computed, the value of the security involved for determining Participants' rights under the Plan shall be the price reported for actual transactions in that security through the ML II System on the relevant day, without giving effect to any transaction charges or costs associated with such transactions, provided, further, that, if there are no such transactions effected through the ML II System on the relevant day, the value of the security shall be:

            (i) if the security is listed for trading on one or more national securities exchanges, the average of the high and low sale prices for that day on the principal exchange for such security, or if such security is not traded on such principal exchange on that day, the average of the high and low sales prices on such exchange on the first day prior thereto on which such security was so traded;

            (ii) if the security is not listed for trading on a national securities exchange but is traded in the over-the-counter market, the average of the highest and lowest bid prices for such security on the relevant day; or

            (iii) if neither clause (i) nor (ii) applies, the value determined by the Administrator by whatever means he or she considers appropriate in his or her sole discretion.

Article IV - Status of Accounts

      Section 4.1 No Trust or Fund Created; General Creditor Status.

      Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant's beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by the Account Balance(s) will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

      Section 4.2 Non-Assignability.

      The Participant's right or the right of any other person to the Account Balance(s) or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution.

      Section 4.3 Effect on Benefits Under Pension and Welfare Benefit Plans.

      The effect of the grants, deferrals and payments under the Plan on pension and welfare benefit plans in which the Participant may be a participant will depend upon the provisions of each such plan, as amended from time to time.

Article V - Change in Control

      Section 5.1 Payment of Account Balance(s) upon Change in Control.

      (a) Payment of Account Balance(s). Notwithstanding any other provision of this Plan, in the event that (i) ML & Co. receives a Tender Offer Statement on
Schedule 14D-1 under the Securities Exchange Act of 1934 relating to a Tender Offer or (ii) a Change in Control shall occur, the Participant's Account Balance(s), except for any Deferred Unit Account Balance resulting from a grant pursuant to Section 2.1(a) (but not any subsequent optional deferral thereof), will be paid to the Participant in a lump sum promptly after the receipt of such Tender Offer Statement or the occurrence of such Change in Control, and in any event, not later than 30 days thereafter.

      (b) Manner of Payment. Payment of Account Balance(s) pursuant to Section 5.1(a) shall be made in the following manner:

      (1) With respect to Deferred Units and Deferred Stock Units, payment shall be made in cash and shall be calculated as if any applicable Holding Period had expired. The amount of the cash payment shall be determined by multiplying the number of Deferred Units and Deferred Stock Units in the Participant's Deferred Unit/Stock Unit Account by the Daily Market Price per share of Common Stock on the date of the event specified in Section 5.1(a)(i) or (ii), as the case may be, or, if higher, the highest Daily Market Price per share of Common Stock on any day during the 90-day period ending on such date.

      (2) Any Mutual Fund Index Account Balance shall be valued as of the date of the event specified in 5.1(a), and such amount shall be paid in cash.

Article VI - Administration of the Plan

      Section 6.1 Powers of the Administrator.

      The Administrator has full power and authority to interpret, construe, and administer this Plan. The Administrator's interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.

      Section 6.2 Payments on Behalf of an Incompetent.

      If the Administrator finds that any person who is presently entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of the Account Balance(s) may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

      Section 6.3 Corporate Books and Records Controlling.

      The books and records of the Company will be controlling in the event a question arises hereunder concerning Account Balance(s), deferral elections, beneficiary designations, or any other matters.

      Article VII - Miscellaneous Provisions

      Section 7.1 Litigation.

      The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

      Section 7.2 Headings Are Not Controlling.

      The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

      Section 7.3 Governing Law.

      To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

      Section 7.4 Amendment and Termination.

      The Board of Directors, or, if permitted pursuant to Rule 16b-3 under the Exchange Act, the Executive Committee may amend or terminate this Plan at any time, provided that no amendment or termination may be made that would adversely affect the right of a Participant to his or her Account Balance(s) as of the date of such amendment or termination.

Article VIII - Effective Date

      The Plan shall be effective as of August 12, 1996.


                                       16